Exhibit 11 under Form N-14


                          LEGALITY OF SHARES OPINION

                 FEDERATED GOVERNMENT INCOME SECURITIES, INC.
                             5800 CORPORATE DRIVE
                     PITTSBURGH, PENNSYLVANIA 15237-7000
                                (800) 341-7400

                                 May 20, 2005



The Directors of

Federated Government Income Securities, Inc.
5800 Corporate Drive
Pittsburgh, PA 15237-7000

Ladies and Gentlemen:

      Federated Government Income Securities, Inc. (the "Fund"), a Maryland corporation, proposes to acquire the assets of North Track Government Fund, a portfolio of North Track Funds, Inc., in exchange for Class A Shares of the Fund ("Shares") pursuant to the Agreement and Plan of Reorganization and Termination dated February 2, 2005 ("Agreement"), included as an exhibit to the registration statement of the Fund filed on Form N-14 (Securities Act of 1933 No. 333-122488) under the Securities Act of 1933, as amended ("N-14 Registration").

        As counsel I have reviewed the appropriate documents relating to the organization of the Fund, its registration under the Investment Company Act of 1940, the registration of its securities on Form N-1A under the Securities Act of 1933 and participated in the drafting of the N-14 Registration. Specifically, I have examined and am familiar with the written Amended and Restated Articles of Incorporation dated April 11, 1997 ("Articles"), the Bylaws of the Fund, and such other documents and records deemed relevant for the purpose of rendering this opinion. I have also reviewed questions of law and consulted with counsel thereon as deemed necessary or appropriate by me for the purposes of this opinion.

        Based upon the foregoing, it is my opinion that:

       1. The Fund is duly organized and validly existing pursuant to the Articles.

       2. The Shares which are currently being registered by the N-14 Registration may be legally and validly issued in accordance with the Articles upon receipt of consideration sufficient to comply with the provisions of the Articles and subject to compliance with the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities. Such Shares, when so issued, will be fully paid and non-assessable.

        I hereby consent to the filing of this opinion as an exhibit to the N-14 Registration referred to above and to any application or registration statement filed under the securities laws of any of the States of the United States.

                                                   Very truly yours,


                                                   /s/ Daniel M. Miller
                                                   Daniel M. Miller

                                                   Assistant Secretary
                                                   Federated Government
                                                   Income Securities, Inc.